EXHIBIT 21

Schedule of Subsidiaries of the Company

Name	Doing Business As	% of Ownership*	Place of Incorporation
Administradora Soal S.A. de C.V.			Mexico
America’s Body Company Holdings, Inc.			Ohio
America’s Body Company, Inc.	ABC		Delaware
America’s Body Company
America’s Body Company, Inc., a Corporation of Delaware
Buckeye Truck Equipment
Great Lakes Truck Equipment
Independence Truck Equipment
Liberty Truck Equipment Co.
Phoenix Manufacturing Incorporated
Phoenix Truck Equipment
Askona Block LLC			Russia
Attila Environmental Products, LLC			Delaware
Bentley Sales Unlimited, L.L.C.			Georgia
Block Russian Holdings, Inc.			Delaware
Buffalo Batt & Felt, LLC			Delaware
Changsha Pangeo Cable Industries, Ltd.		60%	China
China Display Fixture (Kunshan) Co. Ltd.			China
Collier-Keyworth, LLC			North Carolina
Consorcio Industrial Serrano, S.A. de C.V.			Mexico
Crest-Foam Corp.	Edison Foam Processing Corp.		New Jersey
Healthy Sleeper
No Sag Foam Products Company
S.C.S.
Sleep Comfort Systems by Leggett & Platt
D.T.A. Comercializaciones, S.A. de C.V.			Mexico
De Todo en Alambre de Aguascalientes, S.A. de C.V.			Mexico
DisplayPlan Limited			United Kingdom
Dresher, Inc.	Harris-Hub Company, Inc.		Delaware
Duro Metal Manufacturing, Inc.			Texas
Edmund Bell & Co., Limited			United Kingdom
Fides s.r.l.			Italy
Flex-O-Lators, Incorporated			Missouri
Foothills Manufacturing Company			North Carolina
Fremont Wire Company			Indiana
Gateway (Textiles) Limited			United Kingdom
Gateway Holdings Limited			United Kingdom
Gateway Iberica S.r.l.		85%	Spain
GS Technologies, LLC		10%	Delaware
Guangdong Zhaoqing L&V Co. Ltd.**		60%	China
Hanes CNC Services Co.			North Carolina

Hanes Companies - New Jersey, LLC	Hanes		Delaware
Hanes Companies
Hanes Converting Company
Hanes Fabrics Company
Hanes Trading Company
Hanes Companies Foundation			North Carolina
Hanes Companies, Inc.	Hanes Companies, Inc. of North Carolina		North Carolina
Hanes Converting Company
Hanes Dye & Finishing Division
Hanes Dye & Finishing Division, Inc.
Hanes Fabrics Company
Hanes Industries Division
Hanes Industries Division, Inc.
Hanes Industries Engineered Materials
HCI Converting Company
VWR Textiles & Supplies Inc.
Webtec
West End Textiles Company
Hanes International UK Limited	Wellhouse		United Kingdom
Wellhouse Wire Products
Hong Kong Veilon Limited		60%	Hong Kong
Ikex, LLC			Delaware
Innovatech International S.A.			Greece
Inter-Spring Limited			United Kingdom
J.A. Wilson Display Ltd./Les Etalages J.A. Wilson Ltee	Fiber-Coaters		Canada
Impact Wire
J.A. Wilson Display
Les Etalages J.A. Wilson
Wilson Display
Japenamelac Corp.			Massachusetts
Jarex, LLC			Delaware
JP&S Limited			United Kingdom
Kelmax Lopez Manufacturing, S.A. de C.V.			Mexico
Kovrov Russian Holdings, Inc.			Delaware
L and G Acquisition Company, LLC			Delaware
L and P Mexico, S.A. de C.V.	L and P Mexico, Incorporated		Mexico
L and P Springs South Africa (Pty) Ltd			South Africa
L&P (Australia) Acquisition Co. No. 1 Pty Ltd			Australia
L&P (Germany) Property Management GmbH & Co. KG			Germany
L&P Acquisition Company - 38			Illinois
L&P Acquisition Company - 44			Delaware
L&P Acquisition Company - 58			Delaware
L&P Acquisition Company - 59			Delaware
L&P Acquisition Company - 61			Delaware
L&P Acquisition Company - 62			Delaware
L&P Acquisition Company - 63			Delaware

L&P Acquisition Company - 64			Delaware
L&P Acquisition Company - 65			Delaware
L&P Acquisition LLC - 3			Delaware
L&P Acquisition LLC - 5	Leggett & Platt Cape Girardeau		Delaware
Leggett & Platt Carpet Cushion
L&P Acquisition LLC - 6			Delaware
L&P Acquisition LLC - 7			Delaware
L&P Acquisition LLC - 8			Delaware
L&P Acquisition LLC - 9			Delaware
L&P Acquisition LLC - 10			Delaware
L&P Acquisition LLC - 56			Delaware
L&P Automotive (Korea) Co., Ltd.			Korea
L&P Automotive Europe GmbH			Germany
L&P Automotive Europe Headquarters GmbH			Germany
L&P Automotive Japan Ltd.			Japan
L&P Denmark ApS			Denmark
L&P Electric, Inc.	Leggett & Platt Electric, Inc.		Delaware
L&P Europe Limited			United Kingdom
L&P Europe SCS			Luxembourg
L&P Fahrzeug - Und Matratzenkomponenten Geschaftsfuhrung GmbH			Germany
L&P Fahrzeug - Und Matratzenkomponenten GmbH & Co. KG			Germany
L&P Financial Services Co.			Delaware
L&P Holdings LLC			Delaware
L&P Hungary Ltd.			Hungary
L&P International Holdings Company			Delaware
L&P Manufacturing, Inc.	Leggett & Platt Aluminum Group - Product Technologies		Delaware
Product Technologies, Inc.
Steadley Company
L&P Materials Manufacturing, Inc.	Adcom Wire Company		Delaware
American NonSlip Products
KLM Industries
Leggett & Platt Coated Fabrics Division
Mary Ann Industries
Rug Hold
Vantage Industries
L&P Netherlands Holdings B.V.			Netherlands
L&P Property Foremost Industrial Park LLC			Michigan
L&P Property Management Company	L&P PMC, Inc.		Delaware
Leggett & Platt Carpet Cushion
Leggett & Platt, West Coast Furniture Division
L&P Somappa Comfort Systems (India) Private Limited		80%	India
L&P Springs (Kovrov) LLC			Russia
L&P Springs Denmark A/S			Denmark
L&P Springs Deutschland GmbH			Germany
L&P Springs Espana, S.L.			Spain
L&P Swiss Holding Company			Switzerland
L&P tehnologije d.o.o.			Croatia
L&P Transportation LLC			Delaware

L&P Underlay Products, Inc.		Delaware
Leaving Taos, Inc.	Leggett Southwest Carpet Cushion	Delaware
Leggett & Platt (Alberta) Ltd		Canada
Leggett & Platt (Australia) Pty Ltd		Australia
Leggett & Platt (Barbados) Ltd.		Barbados
Leggett & Platt (Chengdu) Co. Ltd.		China
Leggett & Platt (Gibraltar) (No. 3) Limited		Gibraltar
Leggett & Platt (Gibraltar) Finance Limited		Gibraltar
Leggett & Platt (Gibraltar) Holdings Limited		Gibraltar
Leggett & Platt (Guang Zhou) Co. Ltd.		China
Leggett & Platt (Huizhou) Co Ltd		China
Leggett & Platt (Jiaxing) Co. Ltd.		China
Leggett & Platt (Ningbo) Mattress Machinery Co., Ltd.		China
Leggett & Platt (Shanghai) Bedding Machinery Co. Ltd.		China
Leggett & Platt (Shanghai) Co. Ltd.		China
Leggett & Platt (Shanghai) Consulting Co. Ltd.		China
Leggett & Platt (Shanghai) Machinery Technology Co., Ltd.		China
Leggett & Platt (Southeast Asia) Pte Ltd.		Singapore
Leggett & Platt (Taizhou) Co. Ltd.		China
Leggett & Platt Administradora, S.A. de C.V.		Mexico
Leggett & Platt Asia Fixtures Limited		Mauritius
Leggett & Platt Asia Holdings (Switzerland) Gmbh		Switzerland
Leggett & Platt Asia Marketing, Inc.		Delaware
Leggett & Platt Automotive Group—New Jersey, LLC		Delaware
Leggett & Platt Automotive Group de Mexico, S.A. de C.V.		Mexico
Leggett & Platt Canada Co.	Blanchet	Canada
Blanchet Lumber
Bois J.L.P.
Bois-Aise de Roberval
Canadian Furniture
Conestogo Plastics
Crown North America
Crown-VMS
Excell Store Fixtures
Globe Spring
Globe Spring & Cushion Company
Gor-don Metal Products
H. Adler Textiles
L&P Plastics
Leggettwood
Leggettwood, Levis

Leggettwood, Roberval
Leggettwood, Saint-Germain
Leggettwood, Saint-Nicholas
Leggettwood, St-Germain
Leggettwood, St-Nicholas
Lenrod Industries
Lenrod Industries, a Division of Leggett & Platt Canada Co.
Les Bois Blanchet
Les Industries Lenrod
Les Industries Lenrod, une Division de Societe L&P Canada
Les Textiles H. Adler
Masterack/Crown
No-Sag Spring Company
Northfield Metal Products
Paris Spring
Plastiques L et P
PMI
Purchase Marketing
Rothtex
Slot All
Slotex
Spruceland Forest Products
The Strip Maker
Vehicle Management Systems
VMS
Weber Plastics Co.
Westex
Westex International
Wiz Wire and Spring
Leggett & Platt Canada Finance Ltd.		Canada
Leggett & Platt Components (Australia) Pty Ltd		Australia
Leggett & Platt Components Company, Inc.	Cameo Fibers	Delaware
Everwood Products
L&P Carpet Cushion Division
Matrex Furniture Components, Inc.
SEMCO
SEMCO, a Leggett & Platt Company
Sterling & Adams Bentwood
Universal Stainless, Inc.
Leggett & Platt de Mexico, S.A. de C.V.	Leggett & Platt de Mexico, Incorporated	Mexico
Leggett & Platt do Brasil Ltda.		Brazil
Leggett & Platt Eastern Europe LLC		Russia
Leggett & Platt Europe Finance SCS		Luxembourg
Leggett & Platt France		France
Leggett & Platt International Service Corporation		Delaware

Leggett & Platt International Trade (Shanghai) Co., Ltd.			China
Leggett & Platt Korea, Ltd.			South Korea
Leggett & Platt Luxembourg Finance Company Sarl			Luxembourg
Leggett & Platt Luxembourg Holdings S.a.r.l.			Luxembourg
Leggett & Platt Luxembourg Sarl			Luxembourg
Leggett & Platt Middle East, Incorporated			Delaware
Leggett & Platt Office Components International S.r.l.			Italy
Leggett & Platt Residencial, S.A. de C.V.			Mexico
Leggett & Platt Servicios Comerciales, S.A. de C.V.			Mexico
Leggett & Platt Servicios de Manufactura S.A. de C.V.			Mexico
Leggett & Platt Servicios Ejecutivos, S.A. de C.V			Mexico
Leggett & Platt Servicios Productivos S.A. de C.V.			Mexico
Leggett & Platt Servicios, S.A. de C.V.			Mexico
Leggett & Platt Tax Partnership			Missouri
Leggett & Platt Turkey, Inc.			Delaware
Leggett & Platt UK Limited			United Kingdom
Lone Star Geo Products, LLC			Delaware
LPAG China, Inc.			Delaware
Masterack International Limited			United Kingdom
Masterack Latinoamerica, S.A. de C.V.			Mexico
Met Displays, Inc.			Illinois
Metal Bed Rail Company, Inc.			North Carolina
Metrock Steel & Wire Company, Inc.			Alabama
Middletown Manufacturing Company			Kentucky
MPI (A Leggett & Platt Company), Inc.			Texas
MPI, Inc.			Mississippi
MZM Wire S.A. de C.V.			Mexico
MZM, S.A. de C.V.			Mexico
Nagle Industries, Inc.			Michigan
Nahtec L&P GmbH			Germany
National Fibers Company			Tennessee
Northeastern Components (International) Ltd.			United Kingdom
Omni First Corp.			Delaware
Pace Industries de Chihuahua, S.A. de C.V.		99.998%	Mexico
Pace Industries de Mexico, S.A. de C.V		99.998%	Mexico
Pace Industries of Mexico, L.L.C.			Delaware
Pace Industries, Inc.	Airo Die Casting, Inc.		Arkansas
Airo Die Casting, Inc. - A Leggett & Platt Company
Leggett & Platt Aluminum Group - Airo
Leggett & Platt Aluminum Group - Fayetteville

Leggett & Platt Aluminum Group - Midland Warehouse
Leggett & Platt Aluminum Group - Monroe City
Leggett & Platt Aluminum Group - Pace Harrison
Leggett & Platt Aluminum Group - Patterson Mold
Leggett & Platt Aluminum Group - Patterson Tool
Leggett & Platt Aluminum Group - Precision Industries
Leggett & Platt Aluminum Group - St. Paul Metalcraft
St. Paul Metalcraft, Inc.
Pangeo Cable Industries, Ltd.***		60%	Canada
Parthenon Metal Works, Inc.			Tennessee
Prodal Metalurgica Ltda.			Brazil
Pullmaflex Benelux NV			Belgium
Pullmaflex International B.V.			Netherlands
Pullmaflex International Limited			United Kingdom
Pullmaflex Southern Africa (Proprietary) Limited		49%	South Africa
Pullmaflex UK Limited			United Kingdom
Schukra Acquisition Co. Inc.			Canada
Schukra Berndorf Ges.m.b.H.			Austria
SCHUKRA Holdings GmbH			Austria
Schukra of North America Ltd.	Schukra Manufacturing		Canada
Schukra USA, Inc.			Michigan
SCHUKRA-Gerätebau AG			Austria
SCI Parent, Inc.			Delaware
Solon Specialty Wire Co.			Delaware
Southwest Carpet Pad, Inc.			California
Sponge-Cushion, Inc.			Illinois
Spühl AG			Switzerland
Sterling Steel Company, LLC			Delaware
Suncoast Lots 579, LLC			Florida
Technical Plastics Corporation			Missouri
Unique Molded Products, Inc.			Delaware
Vantage Industries, Inc.			Georgia
Wichita Wire, Inc.			Kansas
Wuxi Leggett & Platt-Huaguang Automobile Parts Co. Ltd.		80%	China
Wyn Products Pty Ltd			Australia

*	Percent of ownership is shown if less than one hundred percent.
**	Guangdong Zhaoqing is a wholly-owned subsidiary of Hong Kong Veilon Limited, in which Leggett’s wholly-owned subsidiary, L&P International Holdings Company, holds 60% interest.
***	Changsha Pangeo Cable Industries Ltd. is a wholly-owned subsidiary of Pangeo Cable Industries Ltd., in which Leggett’s indirectly wholly-owned subsidiary, Leggett & Platt Canada Co., holds a 60% interest.